Exhibit 99.1

  Service Corporation International Increases Size of Cash Tender Offer for 6%
                                 Notes Due 2005

    HOUSTON, March 30 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SRV), the world's largest funeral and cemetery company, announced today that it has increased the size of its previously announced cash tender offer from $150 million to up to $200 million of its 6% Notes due 2005, and has extended the Early Participation Date (as defined in the Offer to Purchase dated March 24, 2004) for the tender offer from April 6 to April 13, 2004. The Company has outstanding $272,451,000 aggregate principal amount of its 6% Notes due 2005.
    The tender offer is being made pursuant to the Offer to Purchase dated March 24, 2004, which sets forth more fully the terms and conditions of the tender offer. The consideration to be paid for each validly tendered Note remains the same and will be equal to $1,020.00 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the date of payment. Holders that tender their Notes on or prior to 5:00 p.m., New York City time, on Tuesday, April 13, 2004, subject to the terms and conditions set forth in the Offer to Purchase, will receive an early participation payment in cash of $30.00 for each $1,000 principal amount of Notes purchased. The tender consideration plus the early participation payment constitutes total consideration of $1,050.00.
    If more than $200 million aggregate principal amount of Notes are validly tendered and not withdrawn in the tender offer, the Company will accept Notes on a prorata basis. The tender offer will expire at 11:59 p.m. New York City time, on April 21, 2004, unless terminated or extended.
    Questions concerning the terms of the tender offer may be directed to the dealer manager, Merrill Lynch & Co., toll-free at (888) 654-8637 or by collect call at (212) 449-4914. Copies of the Offer to Purchase may be obtained by calling the information agent, Global Bondholder Services Corporation, toll-free at (866) 873-7700 or at (212) 430-3774 (banks and brokerage firms).
    This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not holders of the 6% Notes due 2005 should tender their Notes pursuant to the offer. The offer is made only by the Offer to Purchase, dated March 24, 2004.

    Cautionary Statement on Forward-Looking Statements
    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the tender offer.
    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. You can obtain a copy of this document as well as other SEC filings on our website at www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International headquartered in Houston, Texas is the world's largest funeral and cemetery company. We have an extensive network of providers including 1,239 funeral service locations, 406 cemeteries and 141 crematoria providing funeral and cemetery services in North America as of December 31, 2003. We also own funeral and cemetery businesses in South America, Singapore and Germany. For more information about Service Corporation International, please visit our website at www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
    -0-                             03/30/2004
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO: Service Corporation International; Merrill Lynch & Co.; Global Bondholder Services Corporation
ST:  Texas
IN:
SU:  TNM